EXHIBIT 21

PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
FOR FISCAL YEAR ENDED DECEMBER 31, 2008

Subsidiaries of Peoples Bancorp Inc.
The following are the only subsidiaries of Peoples Bancorp Inc.:

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Peoples Bank, National Association (“Peoples Bank”)	United States
Peoples Insurance Agency, Inc. (“Peoples Insurance”)	Ohio
PBNA, L.L.C.	Delaware

Peoples Investment Company	Delaware
Peoples Capital Corporation	Delaware

PEBO Capital Trust I	Delaware